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                                  EXHIBIT 10.9

                                LICENSE AGREEMENT

     The license agreement ("Agreement") is effective as of June 8th, 1999 ("Effective Date") between THE UNIVERSITY OF WASHINGTON, a public institution of higher education having administrative offices in Seattle, Washington ("UW"), and THESEUS MEDICAL IMAGING, a Delaware corporation having a principal place of business at 124 Mt. Auburn Street, Suite 200 North, Cambridge, MA 02138 ("LICENSEE").

1.   BACKGROUND

1.1 UW researcher Jonathan F. Tait ("UW Inventor") has developed, in conjunction with NeoRX Corporation, "Radiolabelled Annexins" ("Invention"), as described in UW Docket 1798-10941128DL.

1.2 UW has in its possession certain technical data, biological materials, and information as herein defined ("Technology") pertaining to Invention.

1.3 UW desires to have the Technology and Invention perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.4 LICENSEE has obtained a license from NeoRx Corporation with respect to NeoRx's rights in said Technology and Invention. LICENSEE now desires a license under UW's rights in said Technology and Invention to develop, manufacture, use, and sell Licensed Product(s) in the field of use of Human and Veterinary Diagnosis.

1.5 The Technology and Invention were made in the course of research supported by the National Institutes of Health.

1.6  UW asserts that it has the right to enter into this license agreement.

Now therefore, for good and valuable consideration, the parties agree as follows:

2.   DEFINITIONS

2.1 "Licensed Patent(s) means the United States Patent Application(s) 08/690,184, filed July 26, 1996, and any patents issued from the United States Patent Application(s), including all reissues, divisionals, continuations, reexaminations and extensions thereof, and subject matter in any continuations-in-part on which claims issuing obtain the benefit of a priority date of any of the foregoing applications, together with all, corresponding foreign patents, extensions, supplemental protection certificates and applications corresponding thereto now issued or issued during the term of this Agreement and which directly relate to the Invention.

2.2 "Technology" means any existing biological materials, technical facts, data, or advice, written or oral (in the form of information contained in patents and patent applications, reports, letters, drawings, specifications, testing procedures, training and operational manuals, bills of materials, photographs and the like) directly related to the Invention, developed in the laboratory of the UW Inventor, owned or in the possession of UW, and provided to LICENSEE. Certain Technology in existence as of the Effective, Date are more particularly described in Article 24.

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2.3  "Licensed Product(s)" means any product or part thereof in the Licensed
     Field of Use, the manufacture, use, or sale of which:

     (a) Is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention. A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken;

     (b) Is covered by any claim being prosecuted in a pending application directed to the Invention; or

     (c)  Incorporates any of the Technology.

2.4 "Licensed Process(es)" means processes which, in the course of being practiced would, in the absence of this Agreement, infringe one or more claims of the Licensed Patents.

2.5 "Net Sales" means the gross amounts invoiced by LICENSEE and/or Sublicensee(s) from sales of Licensed Product(s) or practice of Licensed Processes, less the following items but only insofar as they actually pertain to the disposition of such Licensed Product(s) or practice of Licensed Processes by LICENSEE or Sublicensee(s), are included in such gross revenue, and are separately billed:

     (a)  Import, export, excise and sales taxes, and custom duties;

     (b) Costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;

     (c)  Costs of installation at the place of use; and

     (d)  Credit for returns, allowances, or trades.

2.6  "Licensed Field of Use" means all fields.

2.7  "Licensed Territory" means worldwide.

2.8 "Exclusive" means that, subject to Article 4, UW shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.

2.9 "Sublicense" means the present, future or contingent transfer of any license, right, option, first right to negotiate or other right granted under the Licensed Patents, in whole or in part. By way of example, Sublicense may include, without limitation, strategic partnerships, affiliations, and marketing collaborations.

2.10 "Sublicensee" means a party which is granted a Sublicense.

3.   GRANT

3.1 Subject to the terms of this Agreement UW hereby grants and LICENSEE hereby accepts a license to UW's rights in the Licensed Field of Use to make, use, and sell Licensed Products(s) in the Licensed Territory and to Practice Licensed Processes in the Licensed Field of Use.


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3.2  Said license is exclusive with respect to UW's rights in Licensed Patents, including the right to sublicense pursuant to Article 13, in the Licensed Field of Use for the term set forth in Article 6.9.

3.3  Said license is non-exclusive with respect to UW's rights in Technology.

3.4 Article 3.2 notwithstanding, UW and UW Inventor shall have the right to practice the Licensed Patents for its own research or clinical teaching purposes or in collaboration with third parties. UW shall have the right to publish any information included in Licensed Patent(s).

4.   GOVERNMENT RIGHTS

Article 3.2 notwithstanding, this Agreement is subject to all of the terms and conditions of Title 35 United States code Section 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be "manufactured substantially in the United States" and the granting of a worldwide nonexclusive, royalty-free license to the, United States Government. LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable UW to satisfy its obligations thereunder, relating to Invention. UW's satisfaction of such obligations shall not be deemed inconsistent with UW's obligations under this Agreement.

5.   DILIGENCE

5.1 As an inducement to UW to enter into this Agreement, LICENSEE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and Licensed Process(es) and to diligently develop a market for the Licensed Product(s) and Licensed Process(es). LICENSEE shall demonstrate diligence to UW by achieving the goals outlined in Appendix k. In addition, LICENSEE agrees that UW may terminate this Agreement if LICENSEE or a Sublicensee(s) has not sold Licensed Products(s) or practiced Licensed Process(es) for a period of one (1) year.

5.2 PROGRESS REPORT - On or before September I of each year until LICENSEE markets a Licensed Product(s), LICENSEE shall make a written annual report to UW covering the year ending the immediately preceding June 30, regarding the progress of LICENSEE toward commercial use of Licensed Product(s). Such report shall include, as a minimum, information sufficient to enable UW to satisfy reporting requirements of the U.S. Government and for UW to ascertain progress by LICENSEE toward meeting the diligence requirements of this Article 5.

6.   CASH AND NON-CASH CONSIDERATION

6.1 LICENSEE agrees to pay to UW a noncreditable, nonrefundable license issue royalty of [*] upon signing this Agreement.

6.2 Upon signing of this Agreement, LICENSEE will also issue to UW common shares of LICENSEE stock equal to [*] of the total issued stock as of the Effective Date.


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6.3  LICENSEE also agrees to pay the following minimum annual royalties to UW:

     ANNIVERSARY OF EFFECTIVE DATE             MINIMUM ANNUAL ROYALTY DUE

          First and Second                                [*]
          Third and Fourth                                [*]
          Fifth and Thereafter                            [*]

     These yearly royalty payments are nonrefundable, but are creditable against earned royalties to the extent provided in Paragraph 6.7.

6.4 In addition, on the fast and second anniversary of the Effective Date of this Agreement, LICENSEE will issue to UW common shares of LICENSEE stock equal to [*]. [*] of the total shares issued on the date; if Theseus is sold prior to these anniversary dates these shares shall be issued immediately upon closing of such a transaction.

6.5 LICENSEE will also pay UW earned royalties at a rate of [*] of Net Sales. in the event that a royalty is paid to a third party for use of technology required to be licensed from such third Party in order to practice UW technology, if the royalty due the third party plus royalty payable to UW for any Licensed Product exceeds two times the royalty due UW, then the royalty due will be reduced by one-half of the excess above two times the royalty stated above.

6.6 LICENSEE also agrees to, pay to UW within [*] days of the occurrence of the following events, the following amounts:

     EVENT                                                       MILESTONES
     -----                                                       ----------
     Upon the earlier of filing of a FLA in the-United States
     or 5 1/2 years after the Effective Date                         [*]
     Upon first Licensed Patent issuance                             [*]
     Upon filing of the first Marketing Application in the E.U.      [*]
     Upon filing of a marketing application in Japan                 [*]
     Upon issuance of a marketing approval in the United States      [*]
     Upon issuance of first marketing approval in the E.U.           [*]
     Upon issuance of marketing approval in Japan                    [*]

6.7 Creditable payments under this Agreement shall be an offset to LICENSEE against up to [*] of each earned royalty payment which LICENSEE would be required to pay pursuant to Paragraph 6.5 until the entire credit is exhausted.

6.8 LICENSEE will pay to UW [*] of all non-royalty payments received from Sublicensees in addition to earned royalty income received by LICENSEE from its Sublicensee(s).


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6.9  If this Agreement is not terminated in accordance with other provisions hereof, LICENSEE's obligation to make payments hereunder shall continue until the latter of:

     (a)  [*] years, if no Licensed Patent(s) issues; or

     (b) For so long as LICENSEE, by its activities would, but for the license granted herein, infringe a valid claim of an unexpired Licensed Patent($) of UW covering said activity.

6.10 The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Wall Street Journal on the last banking day of each calendar quarter. Royalty payments to UW shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by LICENSEE and are not deductible from the payments due UW.

6.11 Within thirty (30) days after receipt of a statement from UW, LICENSEE shall reimburse UW for all fees and costs relating to the filing, prosecution and maintenance of patent applications, including, without limitation, interferences, oppositions, and reexaminations, and maintenance and defense of patents, in Licensed Patents, whether incurred prior to the execution of this Agreement or during the term of this Agreement. Such fees and costs shall not include costs incurred by the UW in the use of its own resources, such as employee time, and shall not extend to patenting fees and costs incurred by UW after termination of this Agreement. LICENSEE agrees to pay invoices for such fees and costs submitted by UW upon receipt of any such invoice. Alternatively, UW may instruct its legal counsel to send copies of all invoices related to the Licensed Patents directly to LICENSEE, and LICENSEE shall reimburse the invoicer directly as if that invoicer were UW. UW shall further instruct its legal counsel to notify UW should any such invoice remain unreimbursed for a period of more than thirty days from the date of invoice. In any country where LICENSEE fails to pay fees and costs invoiced to LICENSEE by UW within thirty (30) days of the date of such invoice, UW may file, prosecute and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and LICENSEE thereafter shall not be licensed under such patent or patent application.

7.   ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

7.1 QUARTERLY ROYALTY PAYMENTS AND REPORTS - Beginning with the first sale of a Licensed Product(s), LICENSEE shall make written reports (even if there are no sales) and earned royalty payments to UW within thirty (30) days after the end of each calendar quarter. This report will state at a minimum the number, description, and aggregate Not Sales of Licensed Product(s) during such completed calendar quarter, the amount of non-royalty income from Sublicensees, and resulting calculation pursuant to Paragraph 6.5 and 6.8 of payments due UW for such completed calendar quarter. Concurrent with the making of each such report, LICENSEE shall include payments due UW for the calendar quarter covered by such report.

7.2 ACCOUNTING - LICENSEE agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and numbers, and related information in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by UW from time to time to the extent necessary to verify reports provided for in Paragraph
     7.1. Such examination is to be made by UW or its designee, at the expense of UW, except in the event that the results of the audit reveal an underreporting of royalties due UW of five percent (5%) or more, then the audit costs shall be paid by LICENSEE.


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7.3  On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide UW with LICENSEE's certified financial statements for the preceding fiscal year, including, at a minimum, a Balance Sheet and an Operating Statement.

7.4 LICENSEE agrees to pay a late fee for any overdue licensing fee or royalty payment due UW under terms of this Agreement. The late fee shall be computed as the prime rate plus Two Percent (2%), as set forth by the Wall Street Journal on the date on which such payment is due, of the outstanding, unpaid balance. The payment of such a late fee shall not foreclose or limit UW from exercising any other fights it may have as a consequence of the lateness of any payment.

8.   NEGATION OF WARRANTIES

8.1  Nothing in this Agreement is or shall be construed as:

     (a) A warranty or representation by UW as to the patentability, validity or scope of any Licensed Patent(s);

     (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, or other rights not included in Licensed Patent(s);

     (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 12;

     (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of UW or other persons other than Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

     (e) An obligation to furnish any technology or technological information other than the Technology.

8.2 Except as expressly set forth in this Agreement, UW MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) OR TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES. UW'S TOTAL LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE COSTS AND FEES PAID TO UW UNDER THIS AGREEMENT.

9.   INDEMNITY

9.1 LICENSEE agrees to indemnify, hold harmless, and defend UW and its respective regents, officers, inventors, employees, students, and agents against any and all claims suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this agreement, including but not limited to any damages, losses or liabilities whatsoever with respect to death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention, Licensed Patent(s), Licensed Product(s), Licensed Process(es) or Technology by LICENSEE or Sublicensee(s), or their customers.


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9.2  UW shall not be liable for any indirect; special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. UW shall not have any responsibilities or liabilities whatsoever with respect to Licensed Products(s).

9.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

9.4 In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its Sublicensee(s). Such insurance. shall provide minimum limits of liability of $5 Million and shall include UW, its regents, officers, inventors, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A- as rated by A.M. Best Within 15 days of the Effective Date of this Agreement LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring thirty (30) days prior written notice of cancellation or material change to UW. LICENSEE shall advise UW, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of UW shall be excess and noncontributory.

10.  MARKING

Prior to the issuance of patents on the Invention, LICENSEE agrees to mark Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of the Licensed Patent(s).

11.  UW NAMES AND MARKS

LICENSEE agrees not to identify UW in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any UW faculty member, employee, or student or any trademark, service mark, trade name, or symbol of UW without UW's prior written consent.

12.  INFRINGEMENT BY OTHERS; PROTECTION OF PATENTS

12.1 Each party shall promptly inform the other party of any alleged infringement of Licensed Patents by a third party, and provide any available evidence thereof.

12.2 During the term of exclusivity of the license granted hereunder, LICENSEE shall have the first right to settle any alleged infringement of Licensed Patents by securing cessation of the infringement instituting suit against the infringer, or entering into a sublicensing agreement in and to relevant patents in Licensed Patents. To enjoy said first right LICENSEE must initiate bona fide action to settle any alleged infringement within ninety
     (90) days of learning of said infringement. After LICENSEE has recovered its reasonable attorney's fees and other out-of-pocket expenses directly related to any action, suit, or settlement for infringement of Licensed Patents, UW and LICENSEE shall divide any remaining damages, awards, or settlement proceeds in the following manner:

     1. An payment for past, sales will be deemed to be Net Sales and LICENSEE will pay UW royalties thereon at the rates specified in Paragraph
          6.6; and


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     2.   Any payment which covers future sales will be deemed a sublicense and royalties will be shared as specified in Article 13.

          LICENSEE and UW agree to negotiate in good faith an appropriate compensation to UW for any non-cash settlement or non-cash cross-license. UW will not share in the portion of the recovery, if any, that is payment for "willful infringement."

12.3 In the event LICENSEE institutes suit against an alleged infringer during the term of exclusivity as provided in this Agreement, then the UW may agree to voluntarily participate as a named party it its sole discretion. Otherwise, the UW shall participate as an involuntary plaintiff only if the UW is determined by a court to be a necessary or indispensable party, in which case the UW agrees to be bound by any final judgment rendered by the court though the UW reserves the right to intervene in such suit. Unless the UW intervenes, the UW's participation in any such suit shall be at LICENSEE's sole expense, and UW shall, but at LICENSEE's expense for UW's direct associated expenses, fully and promptly cooperate and assist LICENSEE in connection with any such suit.

12.4 If LICENSEE fails, within ninety (90) days of learning of an alleged infringement, to secure cessation of the infringement, institute suit against the infringer, or provide to UW satisfactory evidence that LICENSEE is engaged in bona fide negotiation for the acceptance by infringer of a Sublicense in and to relevant patents in Licensed Patents, UW may then, upon written notice to LICENSEE, assume full right and responsibility to secure cessation of the infringement, institute suit against the infringer, or secure acceptance of a Sublicense from LICENSEE in and to relevant patents in Licensed Patents, approval for which Sublicense LICENSEE shall not unreasonably withhold.

12.5 If UW in accordance with the terms and conditions of this Agreement chooses to institute suit against an alleged infringer, UW may bring such suit in its own name (or, if required by law, in its and LICENSEE's name) and at its own expense, and LICENSEE shall, but at UW's expense for LICENSEE's direct associated expenses, fully and promptly cooperate and assist UW in connection with any such suit Any and all damages, awards, or settlement proceeds arising from such a UW-initiated action shall be UW's. 12.6 Should either UW or LICENSEE commence a suit under the provisions of Paragraph
     12.2 or 12.4 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit provided, however, that the sharing of expenses of and any recovery in such suit shall be as agreed upon between UW and LICENSEE.

12.7 UW or its designee shall have control over the filing, prosecution and maintenance of any and all patent applications, whether pending or not yet filed as of the Effective Date of this Agreement, in Licensed Patents, and of the maintenance and other management of any and all issued patents in Licensed Patents.

12.8 LICENSEE shall have the opportunity from time to time to advise UW on courses of action respecting tile filing and prosecution of patent applications, and management of patents in Licensed Patents, provided UW or its designee shall have role authority to prosecute and maintain Licensed Patents.


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12.9 LICENSEE agrees to reimburse UW for all of its fees and costs relating to the filing, prosecution and maintenance of patent applications, including, without limitation, interferences, oppositions, and reexaminations, and maintenance and defense of patents, in Licensed Patents, whether incurred prior to the execution of this Agreement or during the term of this Agreement. Such fees and costs shall not include costs incurred by the UW in the use of its own resources, such as employee time, and shall not extend to patenting fees and costs incurred by UW after termination of this Agreement. As of the Effective Date, UW has not incurred any such fees and costs. LICENSEE agrees to pay invoices for such fees and costs submitted by UW upon receipt of any such invoice. Alternatively, UW may instruct its legal counsel to send copies of all invoices related to the Licensed Patents directly to LICENSEE, and LICENSEE shall reimburse the invoicer directly as if that invoicer were UW. UW shall further instruct its legal counsel to notify UW should any such invoice remain unreimbursed for a period of more than thirty days from the date of invoice. In any country where LICENSEE fails to pay fees and costs invoiced to LICENSEE by UW within thirty (30) days of the date of such invoice, UW may file, prosecute and/or maintain a patent application or patent at its own expense and for its own exclusive benefit, and LICENSEE thereafter shall not be licensed under such patent or patent application.

13.  SUBLICENSE(S)

13.1 LICENSEE may grant Sublicense(s) during the Exclusive period. Any and all Sublicenses granted by LICENSEE shall be subject to prior approval of UW. LICENSEE shall not grant any sublicense of NeoRx's rights in Licensed Patents that does not also include a Sublicense of UW's rights in the same Licensed Patents.

13.2 If LICENSEE is unable or unwilling to serve or develop a potential market or market territory for which there is a willing sublicensee(s), LICENSEE will, at UW's request, negotiate in good faith a Sublicense(s) hereunder.

13.3 Any Sublicense(s) granted by LICENSEE under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:

     (a) Sublicense terms and conditions shall reflect that any Sublicensee(s) shall not further sublicense; and

     (b) The earned royalty rate specified in the Sublicense(s) may be at higher rates than the rates in this Agreement.

Any such Sublicense(s) shall also expressly include the provisions of Articles 7, 8, and 9 for, the benefit of UW and provide for the transfer of all of Sublicensee's obligations, including the payment of royalties specified in such Sublicense(s), to UW or its designee, in the event that this Agreement is terminated.

13.4 LICENSEE agrees to provide UW a copy of any Sublicense granted pursuant to this Article 13 within thirty (30) days of execution.

14.  TERMINATION

14.1 LICENSEE may terminate this Agreement by giving UW notice in writing at least thirty (30) days in advance of the effective date of termination selected by LICENSEE.


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14.2 UW may terminate this Agreement if LICENSEE:

     (a) Is in default in payment of royalty, other payments, or providing of reports;

     (b)  Is in breach of any provision hereof; or

     (c)  Provides any false report;

     and LICENSEE fails to remedy any such default, branch, or false report within thirty (30) days after written notice thereof by UW.

14.3 Surviving any termination are:

     (a)  LICENSEE's obligation to pay royalties accrued or accruable;

     (b) Any cause of action or claim of LICENSEE or UW, accrued or to accrue, because of my beach or default by the other party;

     (c)  The provisions of Articles 7, 8 and 9; and

     (d)  Any other provision which by its terms should survive.

15.  ASSIGNMENT

This Agreement and any rights or obligations hereunder may be assigned by the UW but shall not be assigned, transferred or delegated in whole or in part by LICENSEE, whether by a merger, a sale of assets, or in any other manner, except with the UW's express written approval, such approval not to be unreasonably withheld. Any attempted assignment, transfer or delegation in breach of this provision shall be deemed to be void and of no effect, and shall entitle the UW to terminate this Agreement upon written notice to LICENSEE. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

16.  DISPUTE RESOLUTION

16.1 The parties shall attempt to resolve through good faith discussions any dispute which arises under this Agreement. Any dispute may, at the election of either party, be referred to the chief executive officer and director of technology transfer, or their authorized representatives. If they are unable to resolve the dispute, except one having to do with the scope, enforceability, infringement or validity of a patent, within thirty (30) days after delivery of written notice of the dispute from one party to the other, either party may seek to resolve it by initiating Alternative Dispute Resolution ("ADR") in which the Judicial Arbitration and Mediation Services ("JAMS"), Seattle, Washington shall select the arbitrator (the "Arbitrator"), as provided herein. If JAMS is not in existence at the time of such dispute, the American Arbitration Association, Seattle, Washington shall be substituted.

16.2 Arbitration will be by a third party arbitrator mutually agreed upon in writing by LICENSEE and UW within thirty (30) days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

          [*] CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

16.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the Washington Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

17.  NOTICES

All notices under this Agreement shall be deemed to have been My given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

                  To UW:         Office of Technology Transfer
                                 University of Washington
                                 1107 N.E. 45th Street, Suite 200
                                 Box 354810
                                 Seattle, Washington 98105

                                 Attention: Director

                  To LICENSEE:   Theseus Medical Imaging
                                 124 Mt.  Auburn Street
                                 Suite 200 North
                                 Cambridge, MA 02111

                                 Attention: President

   Either party may change its address upon written notice to the other party.

18.  WAIVER

None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

19.  APPLICABLE LAW; VENUE; JURISDICTION

This Agreement shall be governed by the laws of the State of Washington, without regard to its conflict of laws principles. Any suit, action, or proceeding arising out of or relating to this Agreement shall take place in King or Thurston County, Washington. The parties hereby submit to jurisdiction in such counties.

20.  CONFIDENTIALITY

Information in this contract or provided by LICENSEE to UW may be subject to public disclosure under the Washington State Public Disclosure Act RCW 42.17. Except as required by law, UW agrees to maintain in confidence all information designated in writing by LICENSEE as proprietary and confidential. In the event of a request for such information, UW agrees to inform LICENSEE of such request and cooperate fully to protect such confidential information; PROVIDED HOWEVER, that LICENSEE shall bear the burden of resisting disclosure under RCW 42.17.

21.  SEVERABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

          [*] CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

22.  AMENDMENTS AND MODIFICATIONS

No amendment or modification hereof shall be valid or binding upon the parties unless it is made in writing, cites this Agreement, and signed by duly authorized representatives of UW and LICENSEE.

23.  INTEGRATION

This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof.

24.  TRANSFER OF TECHNOLOGY

24.1 The parties entered into a materials transfer agreement dated November 28, 1998, hereby incorporated by reference "MTA"). Pursuant to the MTA, UW has provided LICENSEE with (1) plasmid pET12a-PAP1 encoding the human protein annexin V and resistance to penicillin, and (2) purified recombinant human annexin V protein ("MATERIAL"). The MTA is hereby modified to allow LICENSEE the right to use the MATERIAL in commercial development. Such MATERIAL shall be considered Technology under this Agreement.

24.2 UW has in its custody a plasmid designated pJ110, which encodes a modified form of annexin V with the structure NH2,-Ala-Cys-Asp-His-Ser-(annexin V amino acids 1-320, with Cys-316 mutated to Ser-316) described by Tanaka K et al. (Biochemistry 1996; vol. 35; pp. 922-929). LICENSEE may at its option request transfer of such plasmid from UW for use in its research and commercial activities under this Agreement Upon such request and subject to the plasmid being available, the parties will enter into a materials transfer agreement with terms substantially similar to the materials transfer agreement referenced in section 24.1. UW will follow the customary practices of a research institution in maintaining stocks the plasmid, but does not guarantee that it will continue to be available for transfer to LICENSEE throughout the entire term of this Agreement, Upon transfer to LICENSEE, such plasmid shall be considered Technology under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

                              UNIVERSITY OF WASHINGTON

                              Signature   /s/ ROBERT MILLER
                                       ----------------------------------------
                              Name  Robert C. Miller
                                   --------------------------------------------
                              Title Director Office of Technology Transfer and
                                   --------------------------------------------
                                    Associate Vice Provost Research
                                   --------------------------------------------
                              Date
                                   --------------------------------------------

                              THESEUS MEDICAL IMAGING

                              Signature       /s/ ROBERT BENDER
                                       ----------------------------------------

                              Name               Robert Bender
                                   --------------------------------------------

                              Title             Vice President
                                   --------------------------------------------

                              Date               8 June, 1999
                                   --------------------------------------------


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